EXHIBIT 8(i)(3)

Assignment and Assumption PBL to Monumental Life (Columbia Funds)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of October 1, 2007 by and among Peoples Benefit Life Insurance Company (“Peoples”), Monumental Life Insurance Company (“Monumental”), Transamerica Life Insurance Company (“TLIC”), Transamerica Financial Life Insurance Company (‘TFLIC”), and Transamerica Occidental Life Insurance Company (together with TLIC and TFLIC, “Transamerica”), and Columbia Funds Variable Insurance Trust (the “Fund”), Columbia Management. Advisors, LLC (“CMA”), and Columbia Management Distributors, Inc, (together with the Fund and CMA, “Columbia”).

W I T N E S S E T H    T H A T:

WHEREAS, Transamerica, Peoples and Columbia are parties to the certain participation Agreement dated May 1, 2007, as amended (the “Participation Agreement”):

WHEREAS, Peoples has merged into Monumental;

WHEREAS, Peoples would like to assign its duties and obligations under the Participation Agreement to Monumental.

WHEREAS, Monumental has agreed to accept such assignment and to assume Peoples’ duties and obligations under the Participation Agreement; and

WHEREAS, Section 12.8. of the Participation Agreement requires the written consent of all parties to the Participation Agreement to assign any of the rights and obligations thereunder, and Transamerica and Columbia hereby consent to such assignment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the data first above written.

PEOPLES BENEFIT LIFE INSURANCE COMPANY		MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Darin D. Smith	By:	/s/ Darin D. Smith
Name:	Darin D. Smith	Name:	Darin D. Smith
Title:	Assistant Secretary	Title:	Assistant Secretary

TRANSAMERICA LIFE INSURANCE COMPANY		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Darin D. Smith	By:	/s/ Darin D. Smith
Name:	Darin D. Smith	Name:	Darin D. Smith
Title:	Assistant Secretary	Title:	Assistant Secretary

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:	/s/ Darin D. Smith
Name:	Darin D. Smith
Title:	Assistant Secretary

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.		COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Beth Ann Brown	By:	/s/ Chris L. Wilson
Name:	Beth Ann Brown	Name:	Chris L. Wilson
Title:	Managing Director	Title:	President

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown
Title:	Managing Director